Exhibit 99.2
Intuitive Announces Executive Leadership Changes
Moves reflect growth and help advance minimally invasive care
•Marshall Mohr named new EVP for Global Business Services
•Jamie Samath named CFO
•Dave Rosa named new Chief Strategy and Growth Officer
•Henry Charlton named Chief Commercial Officer
SUNNYVALE, Calif., Oct. 19, 2021 - Intuitive (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced executive leadership changes that reflect the company’s growth and plans for advancing minimally invasive care globally.
Intuitive has created two new functional organizations: Strategy and Growth, and Global Business Services. These organizations will be led by experienced senior executives who have spent decades with Intuitive. Placing strategy and growth teams within a new organization will create clearer prioritization and stronger alignment for investments in support of the company’s long-term growth plan. Given the opportunities for continued growth, the new global business services organization will serve to align and scale processes, manage multi-year IT roadmaps, better use enterprise data for real-time decision-making, and maintain and execute global facilities and maintenance roadmaps.
The following executives will begin their duties on Jan. 1, 2022:
•Marshall Mohr will assume the new role of Executive Vice President, Global Business Services, where he will lead Intuitive’s continued growth in infrastructure, processes, and systems and facilities. He has served as Chief Financial Officer for more than 15 years.
•Jamie Samath will succeed Mohr to become Chief Financial Officer, focusing on Intuitive’s financial performance, growth objectives, and future fiscal trajectory. Samath has been with Intuitive since 2013, managing most of the finance functions during that time.
•Dave Rosa will assume the new role of Executive Vice President and Chief Strategy & Growth Officer, leading efforts to identify and realize long-term business opportunities, continuing to build the value of Intuitive’s product offerings, and ensuring customers clearly understand the value of Intuitive’s ecosystem in creating successful minimally invasive care programs. Rosa has been with Intuitive for more than 25 years, working across the business.
•Henry Charlton will succeed Rosa in the role of Chief Commercial Officer, overseeing global sales, regional marketing, commercial learning and enablement, and services. He has been with Intuitive for 18 years in the commercial organization.
“These are outstanding and proven leaders. I am confident they will be effective in pursuing our goal to advance minimally invasive care globally in a highly competitive environment,” said Intuitive CEO Gary Guthart. “Their efforts will help us operate at the larger scale our customers demand globally.”
With strong leadership in new and existing roles, Intuitive will continue to drive measurable improvement in the Quadruple Aim for customers—better patient outcomes, better patient and care team experiences, and lower total cost to treat—and meet the future challenges of healthcare.
Intuitive pioneered the field of robotic-assisted minimally invasive surgery more than two decades ago with the da Vinci surgical system. Since then, more than 8.5 million procedures have been performed using da Vinci systems, with more than 55,000 surgeons worldwide trained on da Vinci systems.

About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. As part of our mission, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings, and develops, manufactures, and markets the da Vinci® surgical system and the Ion™ endoluminal system (available only in the U.S.).
About the da Vinci Surgical System
There are several models of the da Vinci surgical system. The da Vinci surgical systems are designed to help surgeons perform minimally invasive surgery. Da Vinci systems offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
About Ion
Ion is Intuitive’s robotic-assisted platform for minimally invasive biopsy in the lung. The system features an ultra-thin, ultra-maneuverable catheter that allows navigation far into the peripheral lung and provides the unprecedented stability necessary for precision in biopsy.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding executive leadership changes. These forward-looking statements include statements regarding our future operational and financial performance, product development, market position and business strategy. These statements reflect the best judgment of the Company's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of the risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.
For more information, please visit the company’s website at www.intuitive.com.
Contact
US/GLOBAL: Global Public Affairs
Intuitive Surgical
corp.comm@intusurg.com
+1-202-997-7373